Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 033-95702, 033-97542, 333-02828, 333-02892, 333-20245, 333-24493, 333-30328 and 333-40185 of Protection One, Inc. on Form S-8, and in Registration Statement No. 333-50383 of Protection One, Inc. and Protection One Alarm Monitoring, Inc. on Form S-3, of our report dated March 23, 2004, appearing in this Annual Report on Form 10-K of Protection One, Inc. and Protection One Alarm Monitoring, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE
Kansas City, Missouri March 23, 2004